SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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MONOLITHIC POWER SYSTEMS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 21, 2006

To the Stockholders of Monolithic Power Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, June 21, 2006, at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate headquarters, 983 University Avenue, Building A, Los Gatos, California 95032, for the following purposes:

1.	To elect two Class II directors to serve for three years or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 24, 2006 are entitled to notice of and to vote on the matters listed in this Notice.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose, as instructed on the proxy card. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

/S/ SARIA TSENG
Saria Tseng Corporate Secretary

Los Gatos, California

May 1, 2006

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

MONOLITHIC POWER SYSTEMS, INC.

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING

SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Monolithic Power Systems, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 21, 2006 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s corporate headquarters, located at 983 University Avenue, Building A, Los Gatos, California 95032. The telephone number at that location is (408) 357-6600.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report to Stockholders are first being mailed on or about May 10, 2006 to all stockholders of record at the close of business on April 24, 2006 (the “Record Date”).

Record Date; Outstanding Shares

Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. At the Record Date, 29,592,307 shares of the Company’s Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Common Stock, see the section of this Proxy Statement entitled “Share Ownership by Principal Stockholders and Management.”

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s Annual Meeting for the fiscal year ended December 31, 2006 (“Fiscal 2006”) must meet the stockholder proposal requirements contained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and must be received by the Company no later than January 10, 2007 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to the Company’s principal executive office located at 983 University Avenue, Building A, Los Gatos, California 95032, Attention: Corporate Secretary.

Requirements for stockholder proposals to be brought before an annual meeting. If a stockholder wishes to present a proposal at the Company’s Fiscal 2006 annual meeting, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Bylaws (the “Bylaw Deadline”). Under the Company’s Bylaws, in order to be deemed properly presented, notice of proposed business must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not fewer than 90 nor more than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting for next year will be changed by more than 30 days, notice by the stockholder to be timely must be so received not later than the close of business on the later of (a) 90 calendar days in advance of such annual meeting or (b) 10 calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the

Company that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Rule 14a-8 of the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Voting

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting. A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing vote; revocability of proxy. Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (b) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Monolithic Power Systems, Inc., 983 University Avenue, Building A, Los Gatos, California 95032, Attention: Corporate Secretary.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the Votes Cast with respect to a proposal. In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal as to which the abstention is made.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. However, with respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), a broker non-vote has the same effect as a vote against the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors (the “Board”) currently consists of six persons. Two Class II directors are to be elected to the Board at the Annual Meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Board’s nominees, Alan Earhart and Jim Moyer. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. The term of office of each person elected as a Class II director will continue for three years or until his successor has been duly elected and qualified.

Information Regarding Nominees and Other Directors

Name	Age	Director Since	Principal Occupation
Michael R. Hsing	46	1997	President, Chief Executive Officer and Director
Jim C. Moyer	63	1998	Chief Design Engineer and Director/Nominee
Herbert Chang(1)(3)	44	1999	Director
Alan Earhart(2)	62	2004	Director/Nominee
Jim Jones(1)(2)(3)	39	2002	Director
Umesh Padval(1)(2)(3)	48	2003	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee

Michael R. Hsing has served on our Board of Directors and has served as our President and Chief Executive Officer since founding Monolithic Power Systems in August 1997. Before founding our Company, Mr. Hsing held senior technical positions at companies such as Supertex, Inc. and Micrel, Incorporated. Mr. Hsing is an inventor on numerous patents related to the process development of bipolar mixed-signal semiconductor manufacturing. Mr. Hsing holds a B.S.E.E. from the University of Florida.

Jim C. Moyer has served on our Board of Directors since October 1998 and has served as our Chief Design Engineer since September 1997. Before joining our Company, from June 1990 to September 1997, Mr. Moyer held a senior technical position at Micrel, Incorporated. Prior to that, Mr. Moyer held senior design engineering positions at Hytek Microsystems Incorporated, National Semiconductor Corporation, and Texas Instruments Incorporated. Mr. Moyer holds a B.A.E.E. from Rice University.

Herbert Chang has served on our Board of Directors since September 1999. Mr. Chang has been the President of InveStar Capital, Inc. since April 1996, the Chief Executive Officer of C Squared Management Corporation since April 2004, and a Managing Member of Forefront Associates, LLC since February 1998. Each of these companies serves as either the management company or general partner of privately held venture funds that focus on investing in early-stage companies in the semiconductor, telecommunications and networking, software, and/or Internet industries. Mr. Chang serves on the board of directors of Marvell Technology Group Ltd., Oplink Communications, Inc., Vialta, Inc. and a number of private companies. Mr. Chang received a B.S. in geology from National Taiwan University and an M.B.A. from National Chiao Tung University in Taiwan.

Alan Earhart has served on our Board of Directors since September 2004. Mr. Earhart is currently an independent consultant and has been a retired partner of PricewaterhouseCoopers LLP since 2001. From 1970 to 2001, Mr. Earhart held a variety of positions with Coopers & Lybrand and its successor entity, PricewaterhouseCoopers LLP, an accounting and consulting firm, including most recently the position of Managing Partner for PricewaterhouseCoopers’ Silicon Valley office. Mr. Earhart also serves on the boards of directors and audit committees of Foundry Networks, Network Appliance and Quantum Corporation, serving as chairman of the audit committee for Foundry Networks and Quantum. Mr. Earhart holds a B.S. in accounting from the University of Oregon.

Jim Jones has served on our Board of Directors since August 2002. Since September 2000, Mr. Jones has been a Director with BA Venture Partners, a technology venture capital partnership. Prior to joining BA Venture Partners, Mr. Jones served in senior product management, product marketing, and business development positions in the Business Communications Group at 3Com Corporation from April 1994 to September 2000. Prior to serving at 3Com, Mr. Jones spent 5 years in IC development and marketing with National Semiconductor Corporation, focusing on analog semiconductors and communications controller and transceiver solutions. Mr. Jones holds a B.S.E.E. from the University of California, Davis.

Umesh Padval has served on our Board of Directors since April 2003. Mr. Padval is currently Executive Vice President of the Consumer Products Group at LSI Logic Corporation, a producer of communications, consumer, and storage semiconductors. Prior to that, Mr. Padval served as Senior Vice President of the Broadband Entertainment Division at LSI from June 2001 to August 2004. Before that, Mr. Padval served as the President of C-Cube Microsystems’ Semiconductor Division from October 1998 to May 2000 and served as Chief Executive Officer and Director of C-Cube Microsystems Incorporated from May 2000 until June 2001, when C-Cube was sold to LSI. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Bombay, and a Masters in Engineering from Stanford University.

There is no family relationship among any of our executive officers, directors and nominees. The Board has determined that each of Herbert Chang, Alan Earhart, Jim Jones and Umesh Padval are “independent” under the applicable corporate governance rules of the Nasdaq Stock Market (“Nasdaq”).

Classified Board of Directors

Our certificate of incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board will be elected each year for three-year terms. Messrs. Earhart and Moyer are designated Class II directors whose terms expire at the 2006 annual meeting of stockholders. If re-elected, their term will expire at the annual meeting of stockholders for the fiscal year ending December 31, 2008. Messrs. Chang and Hsing are designated Class III directors whose terms expire at the annual meeting of stockholders for the fiscal year ending December 31, 2006. Messrs. Jones and Padval are designated Class I directors whose terms expire at the annual meeting of stockholders for the fiscal year ending December 31, 2007.

Board Meetings and Committees

The Board held a total of nine meetings during 2005. During 2005, except for Messrs. Chang and Padval, each director attended at least 75% of the meetings of the Board and the committees upon which such director served.

Audit Committee. The Audit Committee, has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, and currently consists of three members: Alan Earhart, Jim Jones and Umesh Padval. This committee oversees the Company’s financial reporting process and procedures, is responsible for the appointment and terms of engagement of the Company’s independent registered public accounting firm, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s independent registered public accounting firm. The Board has determined that Alan Earhart, the chairman of the Audit Committee, is an “audit committee financial expert,” as defined under the rules of the SEC, and all members of the Audit Committee are “independent” in accordance with the applicable SEC regulations and the applicable listing standards of Nasdaq. The Audit Committee held 14 meetings during 2005. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investors Relations” section of our website at http://www.monolithicpower.com.

Compensation Committee. The Board has designated a Compensation Committee consisting of three members: Herbert Chang, Jim Jones and Umesh Padval. This committee is responsible for providing oversight of the Company’s compensation policies, plans and benefits programs and assisting the Board in discharging its responsibilities relating to (a) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers, and (b) approving and evaluating the executive officer compensation plans, policies and programs of the Company. The committee also assists the Board in administering the Company’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. All members of the Compensation Committee are “independent” in accordance with the applicable listing standards of Nasdaq. The Compensation Committee held one meeting during 2005, but took action by written consent at various times during the year. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investors Relations” section of our website at http://www.monolithicpower.com.

Nominating Committee. The Board has designated a Nominating Committee consisting of three members: Herbert Chang, Jim Jones and Umesh Padval. This committee is responsible for the development of general criteria regarding the qualifications and selection of board members, recommending candidates for election to the Board, developing overall governance guidelines and overseeing the overall performance of the Board. All members of the Nominating Committee are “independent” in accordance with the applicable listing standards of Nasdaq. The Nominating Committee did not meet in 2005. The Nominating Committee acts pursuant to a written charter adopted by the Board of Directors. Please see Appendix B of the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders for a copy of the Nominating Committee charter.

Nomination Process

The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director. The Nominating Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees. In evaluating the suitability of each candidate, the Nominating Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should (a) exhibit independence, integrity, and qualifications that will increase overall Board effectiveness and (b) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. After completing its review and evaluation of director candidates, the Nominating Committee recommends to the full Board of Directors the director nominees for selection.

A stockholder that desires to recommend a candidate for election to the Board should direct such recommendation in writing to Monolithic Power Systems, Inc., 983 University Avenue, Building A, Los Gatos, CA 95032, Attention Corporate Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Stockholder Communications

The Board has approved a Stockholder Communication Policy to provide a process by which stockholders may communicate directly with the Board or one or more of its members. You may contact any of our directors by writing to them, whether by mail or express mail, c/o Monolithic Power Systems, Inc., 983 University Avenue, Building A, Los Gatos, CA 95032, Attention Corporate Secretary. Any stockholder communications that the Board is to receive will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in the Company’s stockholder communications log. The Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The Corporate Secretary will then forward copies of the stockholder communication to the Board member(s) (or specific Board member(s) if the communication is so addressed) for review, provided that such correspondence concerns the functions of the Board or its committees or otherwise requires the attention of the Board or its members.

Attendance at annual stockholder meetings by the Board of Directors

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend our annual meetings of stockholders. Three of our directors attended last year’s annual meeting.

Director Compensation

Except for compensation to Alan Earhart, we do not currently compensate our directors in cash for their service as members of our Board. For his services on the Board and as chairman of the Audit Committee, we pay Mr. Earhart an annual retainer of $40,000. Each year, on the date of our annual meeting, we grant each non-employee director who has been on the Board for at least six months an option to purchase 15,000 shares of common stock, which option fully vests on the anniversary of the grant and is otherwise governed by the terms of our 2004 Equity Incentive Plan. Additionally, we grant each new non-employee director an option to purchase 30,000 shares of common stock when he or she joins our Board, which option vests over a term of two years and is otherwise governed by the terms of our 2004 Equity Incentive Plan.

Required Vote

The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority (“Broker Non-Votes”), will be counted as present for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche, LLP. (“Deloitte & Touche”) as the independent registered public accounting firm of the Company. Deloitte & Touche has audited the Company’s financial statements since the Company’s 1999 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche for fiscal years 2005 and 2004:

Amount in thousands	2005	2004
Audit Fees	$1,362	$363
Audit related Fees	—	764
Tax Fees	134	286
Other Fees	—	—

Total	$1,496	$1,413

Audit Fees. In 2005, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports ($398,000), for the audit of the Company’s internal control over financial reporting ($669,000), for the restatement of the Company’s Form 10-K for the year ended December 31, 2004 ($162,000) and for the restatements of the Company’s Form 10-Qs for the first and second quarters of 2005 ($133,000). In 2004, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the quarterly financial statements included in the Company’s 2004 annual report.

In addition, this category includes services that are normally provided by the independent auditors in connection with foreign statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by

non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Audit-Related Fees. This category consists of assurance and related services by Deloitte & Touche that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category are for services performed in relation to accounting fees and costs in connection with our initial public offering of common stock registered on Form S-1 on November 19, 2004.

Tax Fees. This category consists of professional services for tax compliance, tax advice and tax planning; including assisting the Company in setting up an international tax structure.

Pre-Approval of Audit and Non-Audit Services

The charter of the Company’s Audit Committee requires the that the Audit Committee pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All such services were approved by Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2006 information relating to the beneficial ownership of the Company’s common stock or shares exchangeable into the Company’s common stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director (or nominee), (iii) each of the current executive officers named in the Summary Compensation Table, (iv) and all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is Monolithic Power Systems, Inc., 983 University Avenue, Building A, Los Gatos, CA 95032.

Name of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned(1)
Executive Officers and Directors
Michael R. Hsing(2)	2,171,253	7.23%
C. Richard Neely Jr.	—	—
Tim Christoffersen(3)	134,390	*
Jim Moyer(4)	1,981,734	6.72%
Deming Xiao(5)	308,998	1.04%
Maurice Sciammas (6)	484,450	1.59%
Saria Tseng (7)	71,163	*
Herbert Chang(8)(9)	4,171,953	14.17%
Alan Earhart (10)	15,000	*
Jim Jones(11)	—	—
Umesh Padval(12)	86,000	*
All directors and executive officers as a group (11 persons)(13)	9,424,941	30.52%
Other 5% shareholders:
Funds affiliated with
Investar Capital Inc.(8) 3600 Pruneridge Avenue, Suite 300, Santa Clara, CA 95051	4,091,953	13.93%
BAVP, L.P.(14) 950 Tower Lane, Suite 700 Foster City, CA 94404	2,120,356	7.22%
Funds affiliated with
J. & W. Seligman (15)(18) 100 Park Avenue New York, NY 10017	2,992,300	10.19%
Philippe Laffont (16)(18) 126 East 56th Street New York, NY 10022	1,921,380	6.54%
Funds affiliated with
FMR Corp. (17)(18) 82 Devonshire Street Boston, MA 02109	1,897,030	6.46%

*	Represents beneficial ownership of less than 1%.
(1)

Based on 29,371,503 shares of the Company’s common Stock outstanding on March 31, 2006. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of

March 31, 2006 are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes (i) 1,076,506 shares held of record by Michael Hsing and Sharon Z. Hsing, husband and wife, as joint tenants, (ii) 199,219 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Michael Hsing 2004 Trust, (iii) 199,219 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Sharon Hsing 2004 Trust, (iv) 57,144 shares held of record by Delaware Charter Guarantee Trust Company TTEE FBO Michael Hsing IRA, and (v) 639,165 shares of our common stock issuable under options exercisable within 60 days of March 30, 2006.
(3)	Includes (i) 120,000 shares of our common stock issuable upon options exercisable within 60 days of March 31, 2006.
(4)	Includes (i) 520,000 shares held of record by Jim C. Moyer and Frances K. Moyer, husband and wife, as joint tenants, (ii) 130,208 shares held of record by James C. Moyer and Frances K. Moyer, Co-Trustees of the James C. Moyer 2004 Trust, (iii) 130,208 shares held of record by James C. Moyer and Frances K. Moyer, Co-Trustees of the Frances K. Moyer 2004 Trust, (iv) 143,000 shares held of record by First Trust Company of Onaga FBO Frances K. Moyer IRA #4100569400, (v) 143,000 shares held of record by First Trust Company of Onaga FBO James C. Moyer IRA #4100569500, (vi) 239,584 shares held in the Moyer Family Revocable Trust, (vii) 120,666 shares of our common stock issuable under options exercisable within 60 days of March 31, 2006, and (viii) 17,084 shares subject to repurchase by us at original purchase price in the event of termination of Mr. Moyer’s employment with us, which right lapses over time. For each of these entities, the voting and/or dispositive power is held or shared by Jim Moyer and/or Frances Moyer.
(5)	Includes (i) 198,165 shares of our common stock issuable under options exercisable within 60 days of March 31, 2006 (ii) 86,333 held by Renhui Xiao, Mr. Xiao’s father. Mr. Xiao has voting and dispositive rights of these shares, (iii) 22,500 shares of restricted stock which were granted on June 15, 2005 and vest over four years.
(6)	Includes (i) 126,582 shares of our common stock issuable under options exercisable within 60 days of March 31, 2006 (ii) 257,574 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Living Trust (iii) 42,647 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Maurice Sciammas 2004 Trust and (iv) 42,647 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Christina Sciammas 2004 Trust (v) 15,000 shares of restricted stock which were granted on February 7, 2006 and vest over 2 years.
(7)	Includes (i) 69,163 shares of our common stock issuable under options exercisable within 60 days of March 31, 2006.
(8)	Includes (i) 1,974,690 shares held of record by InveStar Semiconductor Development Fund Inc., (ii) 864,489 shares held of record by InveStar Semiconductor Development Fund Inc. (II) LDC, (iii) 677,671 shares held of record by InveStar Burgeon Venture Capital Inc., (iv) 313,193 shares held of record by InveStar Excelsus Venture Capital Inc., (v) 130,955 shares held of record by Forefront Venture Partners, L.P., and (vi) 130,955 shares held of record by InveStar Dayspring Venture Capital, Inc. For each of these entities, the voting and/or dispositive power is held by Mr. Chang. Mr. Chang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.
(9)	Includes (i) 80,000 shares of our common stock issuable upon options exercisable within 60 days of March 31, 2006.
(10)	Includes (i) 15,000 shares of our common stock issuable upon options exercisable within 60 days of March 31, 2006.
(11)	Excludes 2,120,356 units beneficially owned by BAVP, L.P. The voting and disposition of the shares of the Company held by BAVP, L.P. is determined by the sole managing member of BA Venture Partners VI, LLC, the ultimate general partner of BAVP, L.P. Jim Jones is one of the members of BA Venture Partners VI, LLC and as such has a pecuniary interest in a portion of the 2,120,356 shares of Common Stock, but has no voting or investment power with respect to such shares. Jim Jones disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein.
(12)	Includes 86,000 shares of our common stock issuable under options exercisable within 60 days of March 31, 2006.

(13)	Includes 1,328,159 shares of our common stock issuable under options exercisable within 60 days of March 31, 2006. Excludes 2,120,356 shares of common stock beneficially owned by BAVP, L.P.
(14)	Represents 2,120,356 units beneficially owned by BAVP, L.P. The voting and disposition of the shares of the Company held by BAVP, L.P. is determined by the sole managing member of BA Venture Partners VI, LLC, the ultimate general partner of BAVP, L.P. Jim Jones is one of the members of BA Venture Partners VI, LLC and as such has a pecuniary interest in a portion of the 2,120,356 shares of Common Stock, but has no voting or investment power with respect to such shares. Jim Jones disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein.
(15)	Represents 2,992,300 shares owned by J. & W. Seligman & Co. Inc. (JWS), as investment advisor for Seligman Communications and Information Fund, Inc. (the Fund), may be deemed to be beneficially own the shares reported herein by the Fund. Accordingly, the shares reported herein by JWS include those shares separately reported herein by the Fund.
(16)	Represents 1,921,380 shares owned by Philippe Laffont. These shares are held in the name of two private investment funds. Philippe Laffont is reporting beneficial ownership as the managing member of the investment manager and general partner of these funds. Mr. Laffont disclaims beneficial ownership in the shares reported herein except to the extent of his pecuniary interest herein.
(17)	Represents 1,897,030 shares owned by Edward C. Johnson III and FMR Corp., through its control of Fidelity. The Funds each has sole power to dispose of the 1,817,530 shares.
(18)	Represents ownership as of December 31, 2005 obtained from 13G filings. The ownership as of March 31, 2006 was not publicly available

EXECUTIVE OFFICERS

The executive officers of the Company, and their ages as of April 28, 2006, are as follows:

Name	Age	Position
Michael R. Hsing	46	President, Chief Executive Officer, and Director
Rick Neely	51	CFO, Principal Financial and Accounting Officer
Jim Moyer	63	Chief Design Engineer and Director
Deming Xiao	43	Vice President of Operations
Maurice Sciammas	46	Vice President of Sales and Marketing
Saria Tseng	35	Vice President and General Counsel

Information regarding Mr. Hsing is set forth above in the section of this Proxy Statement entitled, “Information Regarding Nominees and Other Directors.”

Rick Neely has served as our Chief Financial Officer since September 6, 2005. From November 2002 to September 2005, he served as Chief Financial Officer of NuCORE Technology. Prior to that, he was the principal of his own consulting practice from May 2001 to November 2002. He also served as Chief Financial Officer of Alventive Inc. from May 2000 to May 2001. Prior to that he served as Chief Financial Officer and Interim Chief Executive Officer of Beyond.com, Vice President of Finance and Operations at Synopsys, and Vice President and Corporate Controller of Heartport. Mr. Neely spent 16 years, from 1980 to 1996, with Advanced Micro Devices (AMD) in a variety of senior financial management positions worldwide. Mr. Neely holds an MBA degree from the University of Chicago and an undergraduate degree in Economics from Whitman College.

Jim Moyer has served on our board of directors since October 1998 and has served as our Chief Design Engineer since September 1997. Before joining our company, from June 1990 to September 1997, Mr. Moyer held a senior technical position at Micrel, Incorporated. Prior to that, Mr. Moyer held senior design engineering positions at Hytek Microsystems Incorporated, National Semiconductor Corporation, and Texas Instruments Incorporated. Mr. Moyer holds a B.A.E.E. from Rice University.

Deming Xiao has served as our Vice President of Operations since October 2003. Mr. Xiao joined us in May 2001 and served as Foundry Manager until he was appointed Director of Operations in January 2002. Before joining us, from June 2000 to May 2001, Mr. Xiao was Engineering Account Manager at Chartered Semiconductor Manufacturing, Inc. Prior to that, Mr. Xiao spent 6 years as the Manager of Process Integration Engineering at Fairchild Imaging Sensors, a company that manufactures and sells silicon based products for the medical, scientific, professional, industrial, and military imaging applications. Mr. Xiao holds a B.S. in Semiconductor Physics from Sichuan University, Chengdu, China and an M.S.E.E. from Wayne State University.

Maurice Sciammas has served as our Vice President of Sales and Marketing since April 2004. Mr. Sciammas joined the Company in July 1999, and served as Vice President of Products until he was appointed to his current position. Before joining the Company, he was Director of IC Products at Supertex from 1990 to 1999. He has also held positions at Micrel, Inc. He holds a B.S.E.E. degree from San Jose State University.

Saria Tseng has served as our Vice President and General Counsel since November 2004. Ms. Tseng joined the Company from MaXXan Systems, Inc., a privately held provider of intelligent storage networking solutions, where she was also vice president and general counsel from January 2001 to November 2004. Prior to her corporate experience, Ms.Tseng was an attorney at Gray Cary Ware & Freidenrich, LLP from July 1999 to January 2001. Previously, she practiced law at Wang & Wang and Jones Day, Reavis & Pogue. Ms. Tseng is a member of the state bar in both California and New York and is a member of the bar association of the Republic of China (Taiwan). She holds Masters of Law degrees from Boalt Hall, University of California at Berkeley and Chinese Culture University in Taipei

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during 2005, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except for the following: Deming Xiao, Jim Jones, Umesh Padval, Alan Earhart and Herbert Chang each filed one late Form 4 to report one transaction. These forms were filed upon discovery that they had not been filed on time.

Certain Relationships and Related Transactions

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

On March 15, 2001, the Company entered into a loan and security agreement with Maurice Sciammas, Vice President of Sales and Marketing, pursuant to which the Company loaned Mr. Sciammas $397,600 in connection with his purchase of 497,000 shares of restricted stock. On March 9, 2006, Mr. Sciammas repaid the principal amount of the loan in full, plus accrued interest, in accordance with the terms of the loan agreement.

It is our current policy that all transactions between us and our officers, directors, 5% stockholders and their affiliates will be entered into only if these transactions are approved by our Audit Committee.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows, as to the Chief Executive Officer and each of the other most highly compensated executive officers, information concerning compensation for services rendered to the Company in all capacities for the three years ended December 31, 2005 (the “Named Executive Officers”).

	Annual Compensation						Long Term Compensation
Name & Position	Year	Salary		Bonus	Other Annual Compensation		Restricted Stock Grants		Stock underlying Options
Michael R. Hsing Chief Executive Officer & President	2005 2004 2003	$233,615 194,052 163,077		$123,000 76,000 30,000					35,000 350,000 60,000

C. Richard Neely Jr. Chief Financial Officer	2005	72,923	(1)	55,600					200,000

Tim Christoffersen Former Chief Financial Officer	2005 2004	156,273 88,085	(2) (2)	15,600 45,800	$17,333 23,333	(4) (3)(4)	$187,475	(5)	28,000 280,000

Jim C. Moyer Chief Technology Officer	2005 2004 2003	143,500 147,462 123,500		57,216 28,700 13,276					12,000 20,000 250,000

	Annual Compensation					Long Term Compensation
Name & Position	Year	Salary		Bonus	Other Annual Compensation	Restricted Stock Grants		Stock underlying Options

Deming Xiao Vice President of Operations	2005 2004 2003	214,731 166,285 117,548		91,250 68,200 30,000		$209,678	(6)	130,000 80,000

Maurice Sciammas Vice President of Sales and Marketing	2005 2004 2003	211,346 178,846 151,346		91,250 59,500				124,000

Saria Tseng Vice President and General Counsel	2005 2004	180,000 12,469	(7)	36,000				150,000

(1)	Based on a pro rata portion of Mr. Neely’s annual base salary of $240,000
(2)	Includes a pro rata portion of Mr. Christoffersen’s base salary in both 2004 and 2005
(3)	$11,333 paid to Mr. Christoffersen in his capacity as Audit Committee chairman during 2004
(4)	Includes $17,333 and $12,000 received as part of Mr. Christoffersen’s $2,000 monthly housing stipend during his service as Chief Financial Officer in 2005 and 2004 respectively. Mr. Christoffersen resigned as the company’s Chief Financial Officer in September 2005.
(5)	Based on a grant of 25,000 shares of restricted stock, which was valued at the time at $7.50 per share. At the end of Fiscal 2004, Mr. Christoffersen held an aggregate of 25,000 shares of restricted stock worth $232,500, based on the closing market price of $9.30 for our common stock on December 31, 2004.
(6)	Based on a grant of 22,500 shares of restricted stock on June 15, 2005 at a purchase price of $0.001, which had a market value of $9.32 per share at the time. At the end of Fiscal 2004, Mr. Xiao held an aggregate of 22,500 shares of restricted stock worth $337,253, based on the closing market price of $14.99 for our common stock on December 31, 2005.
(7)	Based on a pro rata portion of Ms. Tseng’s annual base salary of $180,000.

Stock Option Grants and Exercises

Option grants in last fiscal year

The following table sets forth information regarding options granted to our Named Executive Officers during the fiscal year ended December 31, 2005. The percentage of total options granted is based on an aggregate of 2,503,250 options granted to our employees during the fiscal year ended December 31, 2005. We have never granted any stock appreciation rights.

All options were granted pursuant to our 2004 Equity Incentive Plan. These options generally vest as to 25% of the total granted shares 12 months after the vesting commencement date and as to 1/48 of the total granted shares at the end of each successive month of employment thereafter. Options were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant.

The amounts shown in the table as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall stock market conditions and the option holders’ continued service with us.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (per share)	Expiration Date

					5%	10%
Michael R. Hsing	35,000	1.40%	$7.70	1/26/15	$169,487	$429,519
C. Richard Neely Jr.	200,000	7.99%	8.41	9/22/15	1,057,801	2,680,675
Tim Christoffersen	28,000	1.12%	7.70	1/26/15	135,590	343,611
Jim C. Moyer	12,000	0.48%	7.70	1/26/15	58,110	147,262
Deming Xiao	—	—	—
Maurice Sciammas	124,000	4.95%	9.32	6/15/15	726,801	1,841,856
Saria Tseng	—	—	—

Aggregated Option Exercises in Fiscal 2005 and Year-End Values

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of December 31, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of December 31, 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)	Total Number of Unexercised Options Held at December 31, 2005		Value of Unexercised, In-the- Money Options Held at December 31, 2005 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael R. Hsing	—	$—	543,124	301,876	$6,811,390	$3,233,210
C. Richard Neely Jr.	—	—	—	200,000	—	1,316,000
Tim Christoffersen	27,000	115,370	120,000	—	598,800	—
Jim C. Moyer	—	—	95,833	116,167	957,372	1,127,268
Deming Xiao	—	—	167,958	137,709	2,046,500	1,217,448
Maurice Sciammas	—	—	103,791	162,209	1,431,278	1,267,182
Saria Tseng	10,000	49,924	48,332	91,668	337,841	640,759

(1)	Calculated based upon the December 30, 2005 fair market value share price of $14.99 less the share price to be paid upon exercise. There is no guarantee that, if and when these options are exercised, they will have this value.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 about our common stock that may be issued upon exercise of options and warrants granted to employees, consultants or members of our Board under all existing equity compensation plans, including the 1998 Stock Option Plan, the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan.

Plan Category	Number of securities issuable upon exercise of outstanding options, warrants and rights		Weighted-average Exercise price of Outstanding options, Warrants and rights	Number of shares Remaining available For future issuance
Equity compensation plans approved by security holders	8,379,216		$5.87	1,563,543	(1)
Equity compensation plans not approved by security holders	33,718	(2)	$1.20	—
Total	8,412,934		$5.85

(1)	Includes 904,642 shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan and 658,901 shares of Common Stock reserved for issuance under the Company’s 2004 Employee Stock Purchase Plan. The Company’s 2004 Stock Incentive Plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the 2004 Equity Incentive Plan will increase by a number of shares equal to the lesser of (i) 5% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 2,400,000 shares or (iii) a lesser number of shares determined by the Company’s Board of Directors. The Company’s 2004 Employee Stock Purchase Plan additionally incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the lesser of (i) 2% of the outstanding shares of the Company’s common stock on the first day of the fiscal year or (ii) 1,000,000 shares or (iii) a lesser number of shares determined by the Company’s Board of Directors. This amount does not include shares under the 1998 Stock Option Plan that was terminated in 2004. No new options can be granted under the 1998 Stock Option Plan.
(2)	Represents a warrant to purchase shares of common stock as payment for legal services provided by Wilson Sonsini Goodrich & Rosati (“WSGR”). Under the terms of the warrant, issued in August 2002, WSGR may purchase 33,718 shares of the Company’s common stock at $1.20 per share. The warrant expires on August 31, 2009. This warrant replaced a warrant to purchase 33,718 shares of Series C Preferred Stock that was initially issued in December 2001.

Employment and Change of Control Arrangements

Under employment agreements with Michael Hsing and Jim Moyer, dated August 23, 2002 and September 12, 2002, respectively, if either executive’s employment is terminated without “cause,” or if either executive leaves his employment for “good reason” (each as defined in the agreements), we are required to pay his base salary and benefits for a period of 6 months, and the vesting of the unvested shares pursuant to each executive’s initial stock option grant will accelerate in an amount equal to the number of options that would have vested had the executive remained an employee for 12 months following the termination of employment. In addition, if such termination occurs within one year following a change of control, the executive will receive his base salary and benefits for a period of 12 months and 50% of the executive’s unvested options pursuant to each executive’s initial stock option grant will vest and become exercisable. Change of control means a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets.

Under an employment agreement with C. Richard Neely Jr., dated August 17, 2005, if Mr. Neely’s employment is terminated without cause or if he leaves his employment for “good reason” (as described in the agreement), we are required to pay his then base salary, target annual bonus and full medical benefits, for a period of six months (however, such payments and benefits shall terminate immediately upon Mr. Neely’s commencement of new employment with another company), and he shall receive accelerated vesting on his options equivalent to six months of service beyond the date of his termination. If such termination occurs within one year following a change of control, then such payments and benefits should continue for a period of one year and seventy five percent (75%) of unvested options shall become vested.

The Company entered into an employment agreement with Tim Christoffersen effective as of June 22, 2004. Under an Amended and Restated Employment Agreement effective as of April 28, 2005, Mr. Christoffersen retired from the positions of Chief Financial Officer and Secretary of the Company, and his duties and full-time status at the Company were restructured. Prior to September 6, 2005, Mr. Christoffersen continued to receive his base salary and other benefits. From September 6, 2005 through April 5, 2006, Mr. Christoffersen was paid $7,500 per month for twenty-five hours per calendar month of services. On September 6, 2005, 12,500 shares of Mr. Christoffersen’s unvested restricted stock vested, and 7,000 shares of his unvested stock options vested and become exercisable. Mr. Christoffersen has six months following the termination of his employment in which to exercise such options.

Under a Separation Agreement and Mutual Release with Tim Christoffersen effective as of September 6, 2005, the Company paid Mr. Christoffersen $3,000 and the Company and Mr. Christoffersen mutually released claims against each other.

Under a change of control agreement we entered into with Deming Xiao effective as of November 14, 2004, if Mr. Xiao’s employment is terminated without cause, or if he leaves his employment for good reason within one year following a change of control, he will receive acceleration of the vesting of his stock options as to 50% of the unvested shares covered by the employment agreement. Change of control means a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets.

Under a change of control agreement we entered into with Maurice Sciammas effective as of December 2004, if Mr. Sciammas’ employment is terminated without cause, or if he leaves his employment for good reason within one year following a change of control, he will receive acceleration of the vesting of his stock options as to 50% of the unvested shares covered by the employment agreement. Change of control means a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets.

Pursuant to an offer letter to Saria Tseng dated October 15, 2004, if Ms. Tseng’s employment is terminated without cause, or if she resigns from her employment for good reason, we are required to pay her base salary and the cost of her continuing health insurance coverage for her and her dependents for a period of four months. In addition, if such termination occurs within one year following a transfer of control, 50% of Ms. Tseng’s unvested options will vest and become exercisable. Transfer of control means a merger or consolidation after which our shareholders do not hold a majority of the outstanding voting securities of the surviving corporation, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during 2005 were independent directors, and none of them were our employees or former employees. During 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board.

COMPENSATION COMMITTEE REPORT

Introduction

The Compensation Committee of the Board of Directors consists of Herbert Chang, Jim Jones and Umesh Padval. None of these individuals had any interlocking relationships, and all qualify as “outside directors” and “non-employee directors” as defined by the Internal Revenue Code and the 1934 Act, respectively. The Board of Directors adopted our Compensation Committee Charter in February 2004.

The Compensation Committee is responsible for providing oversight of the Company’s compensation policies, plans and benefits programs and assisting the Board in discharging its responsibilities relating to (i) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers, and (ii) approving and evaluating the executive officer compensation plans, policies and programs of the Company. The committee also assists the Board in administering the Company’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan.

Executive Compensation Policy

The Company has a “pay for performance” compensation philosophy for its employees, including its executive officers. The Company’s executive compensation policies are designed to attract and retain experienced and talented executive officers critical to the success of the Company, and to provide incentives for such individuals to maximize the Company’s corporate performance and accomplishment of strategic objectives. Total compensation for the Company’s executives includes base salary, performance bonus, executive perquisites, and participation in the Company’s qualified and non-qualified employee benefit plans. Executive compensation (including that of the Chief Executive) is linked to the Company’s revenue growth and net income for the previous year.

Executive Officer Compensation Components

The principal components of the compensation for executive officers are described below:

Base salary. Base salaries for executive officers are set by the Compensation Committee, in consultation with the Chief Executive Officer, after considering factors such as position and responsibility, the competitive environment, corporate size, corporate performance and overall experience and contribution levels of the individuals. The Company obtains competitive compensation information from publicly disclosed documents of peer companies, which include both direct competitors of the Company and other companies in competition for similar executive talent.

Performance bonus. At the discretion of the Compensation Committee or pursuant to certain executive officers’ employment agreements with the Company, certain executive officers may receive performance bonuses. Additional bonuses may be provided annually based on executive officers’ overall performance for the year and the Company’s overall financial performance. Performance is measured, among other things, on the achievement by the executive officer of goals for the fiscal year. During 2005, the Compensation Committee reviewed and discussed the performance of each executive officer, other than the Chief Executive Officer, with the Chief Executive Officer of the Company and approved the bonus amounts for 2005.

Long-term incentive compensation. The Company’s 2004 Stock Plan (the “Plan”) provides for long-term incentive compensation for employees of the Company, including executive officers. A key component of the total compensation package for the Company’s executive officers is in the form of stock option and restricted stock awards. An important objective of long term incentive compensation is to align the interests of executive officers with those of stockholders by providing significant equity interest in the Company, thereby providing incentive for such executive officers to maximize stockholder value. Option and restricted stock awards directly tie executive compensation to the performance of the Company’s common stock. The Compensation Committee is responsible for determining, subject to the terms of such plan, the individuals to whom grants should be made, the timing of grants, the exercise price and the number of shares subject to each grant.

In granting options and/or restricted stock to the executive officers under the Plan, the Compensation Committee bases the size of the awards on such considerations as the value of options and restricted stock awarded to individuals in comparable positions at peer group companies, the Company’s and the individual’s performance against the Company’s goals and the goals set for such individual, the number of options currently held by the executive officer and the overall percentage of shares held by executive officers. The Plan also utilizes vesting periods to encourage retention of executive officers and to reward long-term commitment to the Company.

Chief Executive Officer Compensation

The Company’s compensation program is designed to support the achievement of corporate and individual objectives. As with other executive officers, Mr. Hsing’s compensation reflects this “pay for performance” philosophy. The process of determining the compensation for Mr. Hsing and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company’s executive officers.

For 2005, Mr. Hsing’s annual base salary was $233,615, and he was granted an option to purchase 35,000 shares of the Company’s common stock. The Compensation Committee approved, and the Company paid, Mr. Hsing a $123,000 cash bonus based on the Company’s performance during 2005. Factors considered in connection with Mr. Hsing’s bonus award included the substantial increase in the Company’s revenues and operating profit in Fiscal 2005 compared with Fiscal 2004, the number of products released in 2005, the establishment of the Chengdu operation, and the reduction of the number of litigations in which the Company was involved.

Conclusion

The Compensation Committee believes that the Company’s total compensation policy:

•	Aligns executives’ interests with those of the Company

•	Links executive compensation directly to corporate performance

•	Assists in attracting and retaining experienced and talented executives

The Compensation Committee will continue to monitor the Company’s philosophy and programs to ensure effectiveness, appropriateness and alignment with the Company’s corporate performance.

Members of the Compensation Committee

Herbert Chang

Jim Jones

Umesh Padval

This report of the Compensation Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2005 were Messrs. Chang, Jones and Padval. The Board determined that each member of the Compensation Committee was “independent” for purposes of applicable SEC regulations and the applicable Nasdaq listing standards.

No Compensation Committee member was at any time during 2005, or at any other time, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements; appoint independent auditors to audit the Company’s financial statements; and assist the Board in the oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls. In addition, the Audit Committee provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee has a duly adopted charter, which it reviews on an annual basis. The Audit Committee has determined that it had fulfilled its responsibilities under the Audit Committee Charter in 2005. The Committee met a total of 14 times in 2005.

The Board has reviewed the applicable Nasdaq listing standards and relevant SEC rules relating to Audit Committee member independence and determined that each member of the Committee meets the applicable standards and rules.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2005, including:

•	reviewing and discussing the audited financial statements with the Company’s independent registered public accounting firm and management;

•	discussing with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect; and

•	receiving the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as current in effect, and discussing with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Alan Earhart, Chairman

Jim Jones

Umesh Padval

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the date of the first day of trading following the initial public offering of the Company’s Common Stock (November 19, 2004) through December 31, 2005 for the Company, the Standard & Poor’s 500 Composite Stock Index (S&P 500), the NASDAQ Stock Market and the Philadelphia Semiconductor Index. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Common Stock.

Comparison of 14 Month Cumulative Total Return*

AMONG MONOLITHIC POWER SYSTEMS, INC.

*	$100 invested on 11/19/04 in stock or on 10/31/04 in index-including reinvestment of dividends.

The information contained in the Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: May 1, 2006	/S/ SARIA TSENG
Saria Tseng
Corporate Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF MONOLITHIC POWER SYSTEMS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held June 21, 2006

The undersigned hereby appoints Michael Hsing and Rick Neely, and each of them, with full power of substitution, to represent the undersigned, and to vote all of the shares of stock in Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 983 University Avenue, Building A, Los Gatos, Building A, California 95032, on Thursday, June 21, 2006, at 10:00 a.m., Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals set forth on the reverse side, and as more particularly described in the Proxy Statement of the Company dated May 1, 2006, (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE NOMINEES LISTED HEREIN, AND FOR PROPOSAL 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW AND THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

MONOLITHIC POWER SYSTEMS, INC.

Election of Directors

1.To elect (2) directors to serve for the ensuing three year period and until their successors are duly elected and qualified.

FOR Withheld For All Except

1) Alan Earhart

2) Jim Moyer

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Company Proposals

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR AGAINST ABSTAIN

Please indicate if you plan to attend this meeting

YES NO

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States

Signature

Signature

Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOLD AND DETACH HERE

Mail

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Monolithic Power Systems, Inc.